Exhibit 3.57
ARTICLES OF INCORPORATION
OF
PACIFIC ZEPHYR RANGE HOOD INC.
I
The name of this corporation is PACIFIC ZEPHYR RANGE HOOD INC.
II
The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.
III
The name and address in the State of California of this corporation’s initial agent for services of process:

CHRISTOPHER SIOW 9961 E. VALLEY BLVD. # H EL MONTE CA 91731
IV
This corporation is authorized to issue only one class of stock; and the total number of shares which the corporation is authorized to issue is 100,000 (one hundred thousand).

DATED 12/28/93	SIGNATURE	/s/ CHRISTOPHER SIOW
CHRISTOPHER SIOW

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
The undersigned certify that:
1. They are the president and the secretary, respectively, of pacific Zephyr Range Hood, Inc., a California corporation.
2. Article IV of the Articles of Incorporation of of this corporation is amended by resting Article IV as follows:
This corporation is authorized to issue only one class of stock; and the total member of shares which the corporation is authorized to issue is 100,000 (one hundred thousand) ; This corporation shall not issue any class of non-voting equity securities; provided, however that this Article IV any be amended or eliminated in accordance with applicable law from time to time effect.
3. The foregoing amendment of Articles of incorporation has been duly approved by the board of directors.
4. The foregoing amendment of Articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporation Code, The total number of outstanding shares of the Corporation is 2,000. The member of shares voting in favor of the amendment equaled or exceeded the vote required . This percentage vote required was more then 50%.
Wo further declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledge.
DATE: 12/15/2009

/s/ Luke slow
Luke slow president

/s/ Kevin W. Donnelly
Kevin W. Donnelly, Secretary